FIRST AMENDMENT TO AMENDED AND RESTATED TRANSPORTATION SERVICES AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED TRANSPORTATION SERVICES AGREEMENT (“AMENDMENT”) is entered into on March 31, 2016 by and between Marathon Petroleum Company LP, a Delaware limited partnership with an address of 539 South Main Street, Findlay, Ohio 45840 (hereinafter “MPC”), and Hardin Street Marine LLC, a Delaware limited liability company with an address of 539 South Main Street, Findlay, Ohio 45840 (hereinafter “HSM”).

RECITALS

WHEREAS, MPC and HSM previously entered into that certain Amendment and Restated Transportation Services Agreement effective as of the 1st day of January, 2015 (the “A&R TSA”); and

WHEREAS, pursuant to Section 11.1(a) of the A&R TSA, MPC and HSM now desire to amend and restate certain sections of the A&R TSA.

NOW, THEREFORE, for and in consideration of the forgoing and mutual agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HSM and MPC hereby amend and restate Sections 8.1, 8.2 and 8.3 of the A&R TSA in their entirety as follows:

8.1    Corporate Group Insurance. Without limiting the scope of any of HSM’s obligations or liabilities under this Agreement, MPC shall cause its affiliate Marathon Petroleum Corporation (“Marathon”) to procure and maintain, in HSM’s name and at HSM’s sole cost and expense, and keep in effect during the Term, the following insurances within Marathon’s corporate wide policies with insurance companies designated by A.M. Best Company with a rating of A- or better:

(a)    Workers’ Compensation and U.S. Longshore and Harbor Workers’ Compensation Act Insurance sufficient to comply fully with requirements and coverages specified by all Applicable Laws covering any employees of HSM performing the Transportation Services and require any third party who may provide personnel performing the Transportation Services provided or caused to be provided to HSM pursuant to the Amended and Restated Employee Services Agreement to procure applicable insurance coverage.

(b)    Marine General Liability Insurance naming HSM as an additional assured with combined single limits of at least $2,000,000 per occurrence.

(c)    Excess Coverage naming HSM as an additional assured in the amount necessary to achieve insurance liability limits of $10,000,000 in total for all insurable risks with such limits to be achieved through any combination of above primary and excess coverages.

(d)    Hull and Machinery, Increased Value, and War Risks policies (which shall include collision liability and tower’s liability) covering up to one hundred twenty five percent (125%) of the agreed hull value of HSM’s fleet of towboats and barges.

(e)    Pollution Insurance in an amount equal to the maximum carried by HSM, but never less than the amount necessary to comply with the minimum financial responsibility requirements established by any Applicable Law, or $100,000,000, whichever is greater.

(f)    Protection and Indemnity Insurance standard for the industry, including contractual liability coverage and sistership clause unamended, endorsed specifically to include (a) collision liability, (b) in rem claims, stating that such actions shall be treated as a claim against the insured in personam and (c) full crew coverage including wages, maintenance and cure, with a limit of at least $2,000,000 per occurrence.

8.2    [Intentionally Left Blank]

8.3    Certificates.    Prior to the performance of Transportation Services hereunder and upon request from HSM, MPC shall furnish to HSM certificates for the insurances identified in Section 8.1, in each case showing (a) all insurance coverages and endorsements required by this Agreement and (b) a statement from the relevant insurance provider that the insurance will not be materially changed, canceled, or permitted to expire without at least thirty (30) days’ prior written notice to HSM. Upon request from HSM, MPC shall provide supplements and amendments to such certificates to demonstrate that the insurance identified in Section 8.1 and the related endorsements remain in effect. HSM’s acceptance of an insurance certificate that does not comply with this Agreement does not waive any requirement of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their authorized representatives as of the date first above written.

Hardin Street Marine LLC

By:	/s/ M. Todd Sandifer
M. Todd Sandifer, President

Date:	March 28, 2016

Marathon Petroleum Company LP
By:	MPC Investment LLC, its General Partner

By:	/s/ John S. Swearingen
John S. Swearingen, Senior Vice President

Date:	March 30, 2016